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                                                           EXHIBIT 23.2

The Board of Directors
Ross Systems Inc.


We consent to the incorporation by reference in the registration statements (File Nos. 33-42036, 33-48226, 33-56584, 33-72168, 33-89128, 333-36745 and
333-44665) on Form S-8 and the registration statements (File Nos. 33-89504, 333-19619, 333-06053, 333-44363 and 333-47877) on Form S-3 of Ross Systems
Inc. ("the Company") of our report dated September 26, 1996 relating to the combined balance sheets of Ross Systems (UK) Limited, Ross Systems France SA., Ross Systems Deutschland GmbH, Ross Systems Europe NV., and Ross Systems Netherlands BV as of June 30, 1996 and the related combined statements of operations and stockholders' equity for the year then ended and the related schedule, which report appears in the June 30, 1997 annual report on Form 10-K/A of the Company.

Our report dated September 26, 1996 contains an explanatory paragraph that states that the Company declined to present a statement of cash flows for the year ended June 30, 1996. Presentation of such statement summarising the Company's operating, investing and financing activities is required by generally accepted accounting principles.


KPMG
Chartered Accountants
Registered Auditors
Bristol, United Kingdom
April 30, 1998